                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF ANY AND ALL OUTSTANDING
         REGISTERED 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
      AND UNREGISTERED 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES C
                             (THE "EXISTING NOTES")
                                       OF
                      GREAT LAKES DREDGE & DOCK CORPORATION

     As set forth in the Prospectus dated          , 2001 (the "Prospectus")
of Great Lakes Dredge & Dock Corporation and in the accompanying Letter of Transmittal (the "Letter of Transmittal") this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Registered 11 1/4% Senior Subordinated Notes due 2008, Series B or Unregistered 11 1/4% Senior Subordinated Notes, Series C (together, the "Existing Notes") of Great Lakes Dredge & Dock Corporation are not immediately available, (ii) Existing Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Existing Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent For The Exchange Offer Is:

                              THE BANK OF NEW YORK

           BY REGISTERED OR                            FACSIMILE                        BY HAND OR OVERNIGHT
            CERTIFIED MAIL:                         TRANSMISSIONS:                            DELIVERY:
                                            (Eligible Institutions Only)               The Bank of New York
         The Bank of New York                      (212) 815-6339                       101 Barclay Street
       101 Barclay Street, 7E                                                            Corporate Trust
     New York, New York 10286                                                             Services Window
   Attn: Reorganization Section              TO CONFIRM BY TELEPHONE OR FOR                Ground Level
                                                   INFORMATION CALL:                  New York, New York 10286
                                                    (212) 815-6333                  Attn: Reorganization Section

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE

GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Great Lakes Dredge & Dock Corporation, a Delaware Corporation upon the terms and subject to the conditions set forth in the Prospectus dated _________, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Existing Notes."

________________________________________________________________________________
                           AGGREGATE PRINCIPAL AMOUNT

________________________________________________________________________________
                        NAME(S) OF REGISTERED HOLDER(S):
Amount Tendered: $ _____________________________________________________________

Certificate No(s)
if available): _________________________________________________________________

________________________________________________________________________________
      (TOTAL PRINCIPAL AMOUNT REPRESENTED BY EXISTING NOTES CERTIFICATE(S)

If Existing Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________________________________________________

Date: __________________________________________________________________________

________________________________________________________________________________
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.
________________________________________________________________________________

                                PLEASE SIGN HERE

X
___________________________          __________________________________________

X
___________________________          __________________________________________

SIGNATURE(S) OF OWNER(S)                DATE
OR AUTHORIZED SIGNATORY

Area Code and Telephone Number: ________________________________________________

Must be signed by the holder(s) of the Existing Notes as their name(s) appear(s) on certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     (PLEASE PRINT NAME(S) AND ADDRESS(ES))
Name(s): _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (v) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Existing Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Existing Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book- entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) or Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER(S) OF TRANSMITTAL AND THE EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm: ________________________      ___________________________________
                                                    Authorized Signature

Address: _____________________________      Name ______________________________
                             Zip Code               (Please Type or Print)

Area Code and
Tel. No.:       ______________________      Date: ____________________ , 2001


NOTE: DO NOT SEND CERTIFICATES FOR EXISTING NOTES WITH THIS FORM. CERTIFICATES
      FOR EXISTING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.